   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1999


                                                      REGISTRATION NO. 333-83819
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          CABOT OIL & GAS CORPORATION

             (Exact name of registrant as specified in its charter)


        DELAWARE                         1200 ENCLAVE PARKWAY                        04-3072771
(State of incorporation)                 HOUSTON, TEXAS 77077                     (I.R.S. Employer
                                            (281) 589-4600                       Identification No.)
                              (Address, including zip code, and telephone
                                                number,
                            including area code, of registrant's principal
                                          executive offices)


                               SCOTT C. SCHROEDER
                          VICE PRESIDENT AND TREASURER
                          CABOT OIL & GAS CORPORATION

                              1200 ENCLAVE PARKWAY


                              HOUSTON, TEXAS 77077

                                 (281) 589-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             J. DAVID KIRKLAND, JR.
                             BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                                 910 LOUISIANA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1101

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM            AMOUNT OF
                SECURITIES TO BE REGISTERED                  AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Debt Securities(2)..........................................
-------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.10 per share(2)................
-------------------------------------------------------------------------------------------------------------
Class A Common stock, par value $.10 per share(3)...........
-------------------------------------------------------------------------------------------------------------
Warrants....................................................
-------------------------------------------------------------------------------------------------------------
         Total..............................................         $400,000,000              $111,200
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There is also being registered hereunder an indeterminate principal amount of Debt Securities, an indeterminate number of shares of Preferred Stock and Class A Common Stock and an indeterminate number of Warrants as may be issuable upon conversion, redemption, exchange or exercise of the Debt Securities, Preferred Stock or Warrants registered hereunder, including any applicable antidilution provisions.

(3) Includes preferred stock purchase rights associated with the Class A Common Stock.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 1999


PROSPECTUS

[LOGO]

CABOT OIL & GAS CORPORATION
15375 Memorial Drive
Houston, Texas 77079
(281) 589-4600

                                  $400,000,000
                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                                    WARRANTS

--------------------------------------------------------------------------------

  We will provide the specific terms of the securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 1999.

                               TABLE OF CONTENTS

About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Forward-Looking Information.................................    4
About Cabot Oil & Gas Corporation...........................    4
Risk Factors................................................    5
Use of Proceeds.............................................    6
Ratio of Earnings to Fixed Charges..........................    6
Description of Debt Securities..............................    7
Description of Capital Stock................................   13
Description of Warrants.....................................   17
Plan of Distribution........................................   18
Legal Opinions..............................................   19
Independent Accountants.....................................   19
Experts.....................................................   19

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or by visiting our Web site at http://www.cabotog.com.



     This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.


     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the

Securities Exchange Act of 1934 until we sell all the securities. The documents we incorporate by reference are:

     - our annual report on Form 10-K for the year ended December 31, 1998


     - our quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999


     - our current report on Form 8-K filed January 27, 1999

     - the description of the common stock in our registration statement on Form 8-A filed on January 24, 1990, and the description of the rights to purchase preferred stock contained in our registration statement on Form 8-A filed on April 1, 1991, as they may be amended in the future to update or change these descriptions.

     In this prospectus, we refer to our Class A common stock as our common stock. Although we previously had outstanding shares of Class B common stock, we do not expect to issue any shares of Class B common stock in the future.

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
         Cabot Oil & Gas Corporation

         1200 Enclave Parkway


         Houston, Texas 77077

         Attention: Lisa A. Machesney
         Telephone: (281) 589-4600


     YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY PERSON (INCLUDING ANY SALESMAN OR BROKER) TO PROVIDE INFORMATION OTHER THAN THAT PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON ITS COVER PAGE OR THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "expects," "projects," "estimates," "believes," "anticipates," "intends," "plans," "budgets," "predicts," "estimates" and similar expressions.

     We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about us and the oil and gas industry in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

     - market factors

     - market prices (including regional basis differentials) of natural gas and oil

     - results of future drilling and marketing activity

     - future production and costs

                       ABOUT CABOT OIL & GAS CORPORATION

     Cabot Oil & Gas Corporation explores for, develops, produces, stores, transports, purchases and markets natural gas and, to a lesser extent, produces and sells crude oil. Our operations are divided into three regions:

     - the Appalachian Region of West Virginia and Pennsylvania

     - the Western Region, including the Anadarko Basin of southwestern Kansas, Oklahoma and the Texas Panhandle, and the Green River Basin of Wyoming

     - the Gulf Coast Region, including onshore South Texas and South Louisiana

At December 31, 1998, we had approximately 1,043 Bcfe of total proved reserves, of which 96% were natural gas. A significant portion of our natural gas reserves are located in long-lived fields with extended production histories.

     Cabot Oil & Gas was organized in 1989 to carry on the oil and gas business of Cabot Corporation. Cabot Corporation had begun this business in 1891. In 1990, we completed the initial public offering of approximately 18% of the outstanding common stock of Cabot Oil & Gas and the listing of the common stock on the New York Stock Exchange. Cabot Corporation distributed the remaining common stock it held to the shareholders of Cabot Corporation in 1991.

     We are one of the largest producers of natural gas in the Appalachian Basin, where we have conducted operations for more than a century. We have had operations in the Anadarko Basin of the mid-Continent for over 60 years. We acquired our initial operations in the Rocky Mountains and the Gulf Coast in an acquisition we completed in May 1994. Historically, we have maintained our reserve base through lower-risk development drilling and strategic acquisitions. In recent years, we have stepped up our emphasis on exploration. We continue to focus our operations in the Appalachian, Western and Gulf Coast Regions through development of undeveloped reserves and acreage, acquisition of oil and gas producing properties and new exploration opportunities.

     We carry out a wide array of marketing activities designed to offer our customers long-term, reliable supplies of natural gas. We use our pipeline and storage facilities, gas procurement ability, transportation and natural gas risk management expertise to provide a variety of services. These services include gas supply and transportation management, short- and long-term supply contracts, capacity brokering and risk management alternatives.


     In this prospectus, we refer to Cabot Oil & Gas Corporation, its wholly owned and majority owned subsidiaries and its ownership interest in equity affiliates as "we," "us" or "Cabot Oil & Gas," unless the context clearly indicates otherwise. Our principal executive offices are located at 1200 Enclave Parkway, Houston, Texas 77077, and our telephone number at that location is
(281) 589-4600.


                                  RISK FACTORS

     The following should be considered carefully with the information provided elsewhere in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference in reaching a decision regarding an investment in the securities.

OUR RESULTS DEPEND ON OIL AND GAS PRICES, AND DECREASED PRICES COULD ADVERSELY AFFECT US.

     Our revenues, results of operations, financial condition and ability to borrow funds or obtain additional capital are substantially dependent upon prevailing prices of natural gas and, to a lesser extent, oil. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and results of operations. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. Historically, the markets for oil and gas have been volatile, with prices fluctuating greatly, and these markets are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and overall economic conditions.

OUR RESERVE INFORMATION IS ONLY AN ESTIMATE.

     The process of estimating quantities of proved reserves is uncertain, and the reserve information included or incorporated by reference in this prospectus or any prospectus supplement represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates by different engineers often vary. Because these estimates depend upon many assumptions, all of which may substantially differ from actual results, reserve estimates are often materially different from the quantities of crude oil and natural gas that are ultimately recovered. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimate. In general, the volume of production from oil and gas properties declines as reserves are depleted. Except to the extent we acquire additional properties containing proved reserves or conduct successful exploration and development activities or both, our proved reserves will decline as reserves are produced.

WE FACE A VARIETY OF OPERATING HAZARDS AND RISKS THAT COULD CAUSE LOSSES.

     Our business involves a variety of operating hazards such as fires, explosions, blowouts, cratering, oil spills and encountering formations with abnormal pressures. The occurrence of any of these risks could result in substantial losses to us. The operation of the our natural gas gathering and pipeline systems also involves various risks, including the risk of explosions and environmental hazards caused by pipeline leaks and ruptures. The location of pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. As of December 31, 1998, we owned or operated approximately 2,850 miles of natural gas gathering and pipeline systems in the Appalachian Region. As part of our normal maintenance program, we have identified certain segments of our pipelines that we believe periodically require repair, replacement or additional maintenance. In accordance with customary industry practices, we maintain insurance against some, but not all, of these risks.

WE FACE INTENSE COMPETITION.

     Competition in our primary producing areas is intense. We believe that our competitive position is affected by price, contract terms and quality of service, including pipeline connection times, distribution efficiencies and reliable delivery record. We actively compete against some companies with substantially larger financial and other resources, particularly in the Western and Gulf Coast Regions.

ENVIRONMENTAL REGULATION CAN INCREASE OUR COSTS.

     Our operations are subject to extensive federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. Permits are required for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. This government regulation can increase the cost of planning, designing, installing and operating oil and gas facilities. Although we believe that compliance with environmental regulations will not have a material adverse effect on our business, risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas production operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas production, would result in substantial costs and liabilities.

                                USE OF PROCEEDS


     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, repayment and refinancing of debt and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.


                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividends for each of the periods shown are as follows:


                                      SIX MONTHS          YEAR ENDED DECEMBER 31,
                                        ENDED        ----------------------------------
                                    JUNE 30, 1999    1998   1997   1996   1995     1994
                                    --------------   ----   ----   ----   ----     ----
Ratio of earnings to fixed
  charges.........................       n/m(1)      1.45x  3.45x  2.71x  n/m(2)   n/m(3)
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends.................       n/m(1)      1.13x  2.39x  1.86x  n/m(2)   n/m(3)


---------------


(1) The ratio indicates less than one-to-one coverage because earnings were inadequate to cover fixed charges for the period. The amount of the deficiency was $2.2 million for fixed charges, and $4.7 million for the total of fixed charges and preferred stock dividends.


(2) Earnings were inadequate to cover fixed charges for the period due mainly to the $113.8 million non-cash charge taken in 1995 as a result of the adoption of Statement of Accounting Standards 121, combined with a $6.8 million charge for a cost reduction program. The amount of the deficiency was $141.6 million for fixed charges, and $150.7 million for the total of fixed charges and preferred stock dividends.

(3) The ratio indicates less than one-to-one coverage because earnings were inadequate to cover fixed charges for the period. The amount of the deficiency was $1.6 million for fixed charges, and $9.0 million for the total of fixed charges and preferred stock dividends.

     We have computed the historical ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before income taxes and extraordinary items and fixed charges. "Fixed charges" consist of interest expense, capitalized interest, if any, and one-third of annual rental expense, which represents an appropriate interest factor. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings available for fixed charges by fixed charges plus preferred stock dividends. For purposes of this calculation, "preferred stock dividends" represents the pretax earnings from continuing operations that would be required to cover such a dividend.

     Since May 1994, we have had outstanding 1,134,000 shares of 6% convertible redeemable preferred stock. We pay annual dividends of $3,402,000 on this 6% preferred stock. We also had outstanding 692,439 shares of $3.125 cumulative convertible preferred stock until the conversion of this $3.125 preferred stock into common stock in October 1997.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We sometimes call the senior indenture and the subordinated indenture the indentures.

     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of the indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

     In this summary description of the debt securities, all references to us mean Cabot Oil & Gas Corporation only, unless we state otherwise or the context clearly indicates otherwise.

GENERAL

     The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. The indentures do not limit the amount of debt that we may issue under the indentures, nor do they limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

     We currently conduct part of our operations through our subsidiaries, and our subsidiaries generate part of our operating income and cash flow. Distributions or advances from our subsidiaries are one source of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.


     The indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indentures and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities

     - the total principal amount of the debt securities

     - whether the debt securities are senior debt securities or subordinated debt securities

     - whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders

     - the date or dates on which the principal of and any premium on the debt securities will be payable

     - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable

     - the place or places where payments on the debt securities will be payable

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay debt securities

     - the denominations in which the debt securities will be issuable

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula

     - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities, or any changes to those conditions or limitations

     - any changes or additions to events of default or covenants

     - any restrictions or other provisions relating to the transfer or exchange of debt securities

     - any terms for the conversion or exchange of the debt securities for other securities of us or any other entity

     - any other terms of the debt securities

     We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. The subordinated indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made if:

     - we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due

     - we default in performing any other covenant (a "covenant default") in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold

     A covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all notes or other indebtedness, including guarantees, of Cabot Oil & Gas for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

CONSOLIDATION, MERGER AND SALE OF ASSETS


     The indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:


     - we are the continuing corporation or


     - if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities and


     - immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

     - our failure to pay interest on that series of debt securities for 30 days

     - our failure to pay principal of or any premium on that series of debt securities when due

     - our failure to make any sinking fund payment for that series of debt securities for 30 days

     - our failure to comply with any of our covenants or agreements in that series of debt securities or the indenture for that series (other than an agreement or covenant that we have included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure

     - certain events involving bankruptcy, insolvency or reorganization of Cabot Oil & Gas Corporation

     - any other event of default provided for that series of debt securities

     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class) may require us to pay the principal of and accrued and unpaid interest on those debt securities. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all senior debt securities or subordinated debt securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

     A holder of a debt security of any series may pursue any remedy under the indenture only if:

     - the holder gives the trustee written notice of a continuing event of default for that series

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy

     - the holder offers to the trustee indemnity reasonably satisfactory to the trustee

     - the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities affected, voting as one class) may direct the time, method and place of

     - conducting any proceeding for any remedy available to the trustee

     - exercising any trust or power conferred on the trustee not relating to or arising under an event of default

     The indenture requires us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture.

MODIFICATION AND WAIVER

     We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver

     - reduce the rate of or change the time for payment of interest on the debt security

     - reduce the principal of the debt security or change its stated maturity or any mandatory sinking fund payment

     - reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed

     - change any obligation to pay additional amounts on the debt security

     - make the debt security payable in money other than originally stated in the debt security

     - impair the holder's right to institute suit for the enforcement of any payment on the debt security

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture

     - waive a continuing default or event of default regarding any payment on the debt securities

     We may amend or supplement either indenture or waive any provision of it without the consent of any holders of debt securities in certain circumstances, including:

     - to cure any ambiguity, omission, defect or inconsistency

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities

     - to provide any security for or guarantees of any series of debt securities

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939

     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect

     The holders of a majority in principal amount of the outstanding debt securities of any series (or of all senior debt securities or subordinated debt securities affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance") or

     - we will no longer have any obligation to comply with the restrictive covenants relating to the debt securities, and the related events of default will no longer apply to us ("covenant defeasance")

     If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

GOVERNING LAW


     New York law will govern the indentures and the debt securities.

TRUSTEE

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     We have appointed the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

     - during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice

     - if the debt security has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

BOOK-ENTRY DEBT SECURITIES

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 40,000,000 shares of common stock

     - 800,000 shares of Class B common stock

     - 5,000,000 shares of preferred stock, issuable in series

     As of June 30, 1999, there were 24,737,535 shares of common stock issued and outstanding, which excludes 302,600 shares held as treasury stock. Also as of June 30, 1999, there were 1,134,000 shares of 6% convertible redeemable preferred stock issued and outstanding. There are no shares of Class B common stock issued or outstanding, and we do not expect to issue any shares of Class B common stock in the future.

COMMON STOCK

     Holders of common stock may receive dividends if and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. Holders of common stock are entitled to one vote per share on matters submitted to them. Cumulative voting of shares is prohibited, meaning that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. The common stock has no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and trades under the symbol "COG."

PREFERRED STOCK

     Our board of directors is allowed, without action by stockholders, to issue one or more series of preferred stock. The board of directors can also determine the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of a series of the preferred stock.

     We have summarized selected provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate (or the method of calculating the dividend), the date from which dividends will accrue, and whether dividends will be cumulative

     - any liquidation preference

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares


     Any preferred stock offered will be fully paid and nonassessable.


     6% Convertible Redeemable Preferred Stock. As of June 30, 1999, we had 1,134,000 shares of 6% convertible redeemable preferred stock issued and outstanding. All of these shares were issued in May 1994 in connection with our acquisition of Washington Energy Resources Company. Each share of 6% preferred stock has a liquidation preference of $50, is entitled to cumulative quarterly cash dividends at an annual rate of $3.00 per share, and is convertible into common stock at the option of the holder at a conversion price of $28.75 per share of common stock, subject to customary antidilution adjustments. While there is no mandatory redemption requirement, we can redeem the 6% preferred stock at our option for cash at a price of $50 per share, plus accrued and unpaid dividends. Each share of 6% preferred stock is entitled to 1.739 votes on matters submitted to stockholders. The 6% preferred stock also has certain class voting rights and the right to elect two directors in the event of specified dividend arrearages equal to at least six quarterly dividends.

STAGGERED BOARD OF DIRECTORS

     Our by-laws divide our board of directors into three classes, as nearly equal in number as possible, serving staggered three-year terms. The by-laws also provide that the classified board provision may not be amended without the affirmative vote of a majority of the voting power of our capital stock. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors, unless the by-laws are amended.

STOCKHOLDER RIGHTS PLAN

     On January 21, 1991, our board of directors adopted a preferred stock purchase rights plan. Under the plan, each share of common stock currently includes one right to purchase preferred stock. We have summarized selected provisions of the rights below. This summary is not complete. We have filed the form of the rights agreement with the SEC as an exhibit to the registration statement, and you should read it for provisions that may be important to you.

     Currently, the rights are not exercisable and are attached to all outstanding shares of common stock. The rights will separate from the common stock and become exercisable:

     - ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the outstanding common stock, or

     - ten business days following the start of a tender offer or exchange offer that would result in a person's acquiring beneficial ownership of 15% of the outstanding common stock

Our board of directors can elect to delay the separation of the rights from the common stock beyond the ten business days after the start of a tender or exchange offer referred to in the second bullet point. A 15% beneficial owner is referred to as an "acquiring person" under the plan. Until the rights are separately distributed, the rights will be evidenced by the common stock certificates and will be transferred with and only with the common stock certificates.

     After the rights are separately distributed, each right will entitle the holder to purchase from Cabot Oil & Gas one one-hundredth of a share of junior participating preferred stock for a purchase price of $55. The rights will expire at the close of business on January 21, 2001, unless we redeem or exchange them earlier as described below.

     If a person becomes an acquiring person, the rights will become rights to purchase shares of common stock for one-half the current market price (as defined in the rights agreement) of the common stock. This occurrence is referred to as a "flip-in event" under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If our board makes this determination, the purchase of shares under the offer will not be a flip-in event.

     If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power are sold or transferred, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a price of one-half the current market price of that stock. An acquiring person will not be entitled to exercise its rights, which will have become void.

     Until ten days after the announcement that a person has become an acquiring person, our board may decide to redeem the rights at a price of $.01 per right, payable in cash, shares of common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

     At any time after a flip-in event and prior to a person's becoming the beneficial owner of 50% or more of the shares of common stock, our board may decide to exchange the rights for shares of common stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

     Other than certain provisions relating to the principal economic terms of the rights, the rights agreement may be amended by our board of directors prior to the distribution of the rights. After the distribution of the rights, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

     Various actions under the rights agreement, including redeeming and exchanging the rights or amending the rights agreement, will require the approval of our "continuing directors." A "continuing director" is any member of our board of directors who was a member of the board prior to the date of the rights agreement, and any person who is subsequently elected to the board if the person is recommended or approved by a majority of the continuing directors. The "continuing directors" do not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative or nominee of them.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

LIMITATION ON DIRECTORS' LIABILITY

     Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors' duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability

     - for any breach of their duty of loyalty to the company or our stockholders

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

     - under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions

     - for any transaction from which the director derived an improper personal benefit

     This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted our stockholders.

DELAWARE ANTI-TAKEOVER STATUTE

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is EquiServe, L.P., Boston, Massachusetts.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

     We have summarized selected provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

     The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the warrants

     - the aggregate number of warrants offered

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures pursuant to which such numbers may be adjusted

     - the exercise price of the warrants

     - the dates or periods during which the warrants are exercisable

     - the designation and terms of any securities with which the warrants are issued

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

     - any minimum or maximum amount of warrants that may be exercised at any one time

     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

     - any other terms of the warrants

     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

MODIFICATIONS

     We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

     We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

     - shorten the period of time during which the warrants may be exercised or

     - otherwise materially and adversely affect the exercise rights of the holders of the warrants

ENFORCEABILITY OF RIGHTS

     The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will set forth the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the purchase price of the securities from us


     - the net proceeds from the sale of the securities


     - any delayed delivery arrangements


     - any underwriting discounts, commissions and other items constituting underwriters' compensation


     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers


     - any commissions paid to agents


SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     Baker & Botts, L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                            INDEPENDENT ACCOUNTANTS

     The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     With respect to the unaudited consolidated financial information of Cabot Oil & Gas Corporation for the three-month and six-month periods ended June 30, 1999 and 1998 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 6, 1999 incorporated by reference states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the act.

                                    EXPERTS

     We have incorporated in this prospectus by reference the review letter of Miller and Lents, Ltd., independent oil and gas consultants, dated February 9, 1999 with respect to certain proved reserve estimates prepared by us in reliance on the authority of that firm as experts in petroleum engineering.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses payable by Cabot Oil & Gas Corporation (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.


Registration fee............................................  $111,200
Printing expenses...........................................    20,000
Legal fees and expenses.....................................    40,000
Accounting fees and expenses................................    10,000
Fees and expenses of trustee and counsel....................    10,000
Miscellaneous expenses......................................     8,800
                                                              --------
          Total.............................................  $200,000
                                                              ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Article XXXVIII of the Company's by-laws provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. Article XXXVIII of the By-laws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

     Additionally, the Company's Certificate of Incorporation (the "Charter") contains a provision that limits the liability of the Company's directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

     In addition to its Charter and By-law provisions, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual officers and directors. These agreements generally provide such officers and directors with a contractual right to indemnification to the full extent provided by applicable law and the By-laws of the Company as in effect at the respective dates of such agreements.

     The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned By-law provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

     Agreements which may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

ITEM 16. EXHIBITS.*


      EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
      -----------                           ----------------------
          *1             -- Form of Underwriting Agreement
         **4.1           -- Certificate of Incorporation of the Company (incorporated herein by this reference to the Registration Statement on
                            Form S-1 of the Company (Registration No. 33-32553))
          +4.2           -- Bylaws of the Company as amended
           4.3           -- Form of Indenture relating to the Senior Debt Securities
           4.4           -- Form of Indenture relating to the Subordinated Debt
                            Securities
           5             -- Opinion of Baker & Botts, L.L.P.
          12             -- Computation of ratio of earnings to fixed charges
          15             -- Awareness letter of PricewaterhouseCoopers LLP
          23.1           -- Consent of PricewaterhouseCoopers LLP
         +23.2           -- Consent of Miller and Lents, Ltd.
          23.3           -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5)
         +24             -- Powers of Attorney (included on the signature page of the
                            Registration Statement as originally filed)


---------------

 * The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to Securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby or (iv) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

** Incorporated by reference as indicated.


 + Previously filed.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under an Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 15, 1999.


                                            CABOT OIL & GAS CORPORATION

                                            By:    /s/ RAY R. SEEGMILLER
                                              ----------------------------------
                                                      Ray R. Seegmiller
                                                    Chairman of the Board,

                                                 Chief Executive Officer and
                                                           President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 15, 1999.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ RAY R. SEEGMILLER                    Chairman of the Board,       September 15, 1999
-----------------------------------------------------      Chief Executive Officer,
                  Ray R. Seegmiller                        President and Director
                                                           (Principal Executive
                                                           Officer)

                 /s/ PAUL F. BOLING                      Vice President -- Finance    September 15, 1999
-----------------------------------------------------      (Principal Financial
                   Paul F. Boling                          Officer)

                 /s/ HENRY C. SMYTH                      Controller (Principal        September 15, 1999
-----------------------------------------------------      Accounting Officer)
                   Henry C. Smyth

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  Robert F. Bailey

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  Samuel W. Bodman

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  Henry O. Boswell

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  John G. L. Cabot

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  William R. Esler

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  William H. Knoell

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                          *                              Director                     September 15, 1999
-----------------------------------------------------
                   C. Wayne Nance

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                  P. Dexter Peacock

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                Charles P. Siess, Jr.

                          *                              Director                     September 15, 1999
-----------------------------------------------------
                 William P. Vititoe

             *By: /s/ SCOTT C. SCHROEDER
  ------------------------------------------------
                 Scott C. Schroeder
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


      EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
      -----------                           ----------------------
          *1             -- Form of Underwriting Agreement
         **4.1           -- Certificate of Incorporation of the Company (incorporated herein by this reference to the Registration Statement on
                            Form S-1 of the Company (Registration No. 33-32553))
          +4.2           -- Bylaws of the Company as amended
           4.3           -- Form of Indenture relating to the Senior Debt Securities
           4.4           -- Form of Indenture relating to the Subordinated Debt
                            Securities
           5             -- Opinion of Baker & Botts, L.L.P.
          12             -- Computation of ratio of earnings to fixed charges
          15             -- Awareness letter of PricewaterhouseCoopers LLP
          23.1           -- Consent of PricewaterhouseCoopers LLP
         +23.2           -- Consent of Miller and Lents, Ltd.
          23.3           -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5)
         +24             -- Powers of Attorney (included on the signature page of the
                            Registration Statement as originally filed)


---------------

 * The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to Securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby or (iv) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

** Incorporated by reference as indicated.


 + Previously filed.